UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2012, Linde North America Holdings Limited, a wholly owned subsidiary of Linde AG (“Linde North America”), as the sole stockholder of Lincare Holdings Inc. (the “Company”), elected John P. Byrnes (chairman), Shawn Schabel, Patrick F. Murphy and Jens Luehring as the members of the board of directors of the Company.

Item 5.03.	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2012, the amended and restated certificate of incorporation of the Company was amended and restated in the form attached as Exhibit 3.1 to this Current Report on Form 8-K. Also on August 14, 2012, the amended and restated bylaws of the Company were amended and restated in the form attached as Exhibit 3.2 to this Current Report on Form 8-K.

Exhibits 3.1 and 3.2 to this Current Report on Form 8-K are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 14, 2012, Linde North America, as the sole stockholder of the Company, executed a written consent approving and adopting the amended and restated certificate of incorporation of Company attached as Exhibit 3.1 to this Current Report on Form 8-K and electing John P. Byrnes (chairman), Shawn Schabel, Patrick F. Murphy and Jens Luehring as the members of the board of directors of the Company.

The disclosure set forth in Items 5.02 and 5.03 hereof is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Lincare Holdings Inc., dated August 14, 2012.

3.2	Amended and Restated Bylaws of Lincare Holdings Inc., dated August 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos Chief Financial Officer, Treasurer and Secretary

August 17, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Lincare Holdings Inc., dated August 14, 2012.

3.2	Amended and Restated Bylaws of Lincare Holdings Inc., dated August 14, 2012.

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